UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Rule 240.14a-12.

APPLIED ENERGETICS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

APPLIED ENERGETICS, INC.
3590 East Columbia Street
Tucson, Arizona 85714

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD April 10, 2012

March 13, 2012

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Applied Energetics, Inc. (the “Company”) to be held on Tuesday, April 10, 2012 at 10:00 a.m. local time, at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (the “Special Meeting”). This proxy is solicited on behalf of the Board of Directors of the Company.

The only matters scheduled to be considered at the Special Meeting are proposals to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, from 125,000,000 shares to 500,000,000 shares.  The Board of Directors recommends the approval of the proposal being presented at the Special Meeting as being in the best interests of the Company and its stockholders.

I hope that you will be able to join us.  Your vote is important to us and to our business. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Special Meeting, whether or not you plan to attend.  If you attend the Special Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

The proxy materials are being distributed and made available on or about March 16, 2012.

Sincerely,

James M. Feigley
Chairman of the Board of Directors

APPLIED ENERGETICS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 10, 2012

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Applied Energetics, Inc. (“Applied Energetics” or the “Company”) will be held on Tuesday, April 10, 2012 at 10:00 a.m. local time, at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (the “Special Meeting”), for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, from 125,000,000 shares to 500,000,000 shares; and

2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for Special Meeting of Stockholders accompanying this Notice of Special Meeting of Stockholders.  Only stockholders of the Company of record at the close of business on March 7, 2012 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

We will make available a list of stockholders as of the close of business on March 13, 2012 for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time, from March 13, 2012 through April 9, 2012, at the Company’s executive offices, 3590 East Columbia Street, Tucson, Arizona 86714. This list will also be available to stockholders at the Special Meeting.

All stockholders of the Company are cordially invited to attend the Special Meeting in person.  However, to ensure your representation at the Special Meeting, you are urged to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card.  You may revoke your voted proxy at any time prior to the Special Meeting or vote in person if you attend the Special Meeting.

Sincerely,

James M. Feigley
Chairman of the Board of Directors

March 13, 2012

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS.  YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.  PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

TABLE OF CONTENTS

Information Concerning Solicitation and Voting	1
Proposal One - Amendment to Our Certificate of Incorporation to Increase Authorized Shares	3
Principal Stockholders and Security Ownership of Management	5
Other Matters	6

APPLIED ENERGETICS, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board” or the “Board of Directors”) of Applied Energetics, Inc. (“Applied Energetics” or the “Company”) is soliciting proxies to be voted at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held April 10, 2012 at 10:00 a.m. local time, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of the Company (the “Notice”).  The Special Meeting will be held at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. The Company’s executive offices are located at 3590 East Columbia Street, Tucson, Arizona 85714. In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to the Company.

The proxy materials are being distributed and made available on or about March 16, 2012. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Special Meeting.  Please read it carefully.

Purpose of the Special Meeting

The purpose of the Special Meeting is for the Company’s stockholders to consider and vote upon: (i)  the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 125,000,000 shares to 500,000,000 shares (the “Amendment”); and (ii) any other business that is related to the approval of the proposed Amendment, including matters incident to the conduct of the Special Meeting, such as any motion for adjournment or postponement.  The changes to the Company’s Certificate of Incorporation that would be enacted if Amendment is Amendment is adopted are set forth in Appendix A to this proxy statement.

Upon receiving stockholder approval, the Board of Directors will have authority, but not the obligation to effect the Amendment.

Record Date, Outstanding Voting Securities

Holders of record of Common Stock at the close of business on March 7, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. Each share entitles its holder to one vote. As of the record date, 91,670,192 shares of Common Stock were issued and outstanding. There are no other outstanding securities of the Company entitled to vote on the proposals.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.  Such stockholders are counted as present at the Special Meeting if they (i) are present in person at the Special Meeting or (ii) have properly submitted their vote by telephone, over the Internet, or by returning their proxy card. Abstentions and withheld votes will be counted for determining whether a quorum is present for the Special Meeting.

Required Vote

The Amendment (Proposal 1) requires the affirmative vote (“FOR” vote) of a majority of the issued and outstanding shares of Common Stock, so a failure to vote your shares is effectively a vote “AGAINST” the proposal.  You may vote for, against, or abstain on the Amendment.  Abstentions from voting will be considered shares present and entitled to vote on the Amendment and, since approval of the Amendment requires a majority of the issued and outstanding shares of the Company’s Common Stock, will have the same effect as a vote “AGAINST” the Amendment.

Discretionary Proposals

If you are the beneficial owner and hold your shares in street name and do not provide your bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters.  Each of the proposals to be considered at the Special Meeting is considered a “routine” matter.  This means that your bank, broker or other nominee may vote in its discretion on the Special Meeting proposals on your behalf if you have not furnished voting instructions.

No stockholder shall be entitled to cumulate votes.  Continental Stock Transfer & Trust Company (“CST”) will receive and tabulate the proxies.

Board of Directors’ Recommendations

The Board of Directors recommends a vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, from 125,000,000 shares to 500,000,000 shares (Proposal 1).

How to Vote

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	By Internet – You can vote over the internet at www.proxyvote.com by following instructions on the proxy card; or

•	By Mail – If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on January 17, 2012.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Special Meeting by: (i) delivering a written notice of revocation to our Secretary at our principal executive offices; (ii) voting again over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted) or by signing and returning a new proxy card with a later date; or (iii) by attending the Special Meeting and voting in person.

2

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Special Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Special Meeting and voting in person.

Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  In addition to solicitation by use of the mail or via the Internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter.

PROPOSAL 1

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 125,000,000 shares of Common Stock. The Board of Directors unanimously adopted a resolution setting forth an amendment to the Company’s Certificate of Incorporation, subject to stockholder approval, to increase the shares of Common Stock that are authorized for issuance by 125,000,000 shares, bringing the total number of shares of Common Stock authorized for issuance to 500,000,000 shares (the “Amendment”).  The Amendment would also have the effect of increasing the number of authorized shares of capital stock to 502,000,000 shares. No change will be made to the other provisions of the Company’s Certificate of Incorporation on the basis of this proposal.  If approved by the stockholders, the Board would have discretion to implement the Amendment. The actual timing for implementation of the Amendment would be determined by the Board based on its evaluation as to when such action would be most advantageous to the Company and its stockholders. Furthermore, notwithstanding stockholder approval, the Board also would have the discretion not to implement the Amendment. The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized and issued and outstanding.  As of the Record Date, there were 91,670,192 shares of Common Stock issued, and outstanding and an aggregate of 7,543,431 shares reserved for issuance under our existing equity compensation plans and conversion of outstanding preferred stock.  At the present time, approximately 25,786,377 shares remain available that could be authorized for future issuance.

The additional shares of Common Stock authorized by the amendment to the Company’s Certificate of Incorporation may be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, in connection with stock splits, stock dividends, sales of our Common Stock, employee stock incentive plans, other stock ownership plans, acquisitions and to engage in other types of capital raises or strategic transactions.

The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company’s securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.  The Company currently does not anticipate that it will seek authorization from stockholders for issuance of additional shares of Common Stock unless required by applicable laws or exchange rules.

3

As the number of outstanding shares of Common Stock and shares reserved for issuance is approaching the 125,000,000 current share limit in our Certificate of Incorporation, the Board of Directors believes that failure to approve this proposal would seriously restrict our ability to manage our capital needs, to the detriment of stockholders’ interests.  The Board of Directors believes additional authorized shares will allow the Company to act with flexibility when and as appropriate to issue additional shares in the future without the delays necessitated by having to obtain stockholder approval (except as otherwise required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) and to take advantage of changing market and financial conditions in a timely manner. Approval by the stockholders of this proposal at the Annual Meeting of Stockholders will avoid the possible need to call and hold a special meeting on an expedited basis for that purpose at a later date thereby enabling the Company to act quickly where a potential capital raising or acquisition opportunity arises or if the Board otherwise determines that it is advisable to issue additional shares of Common Stock. Although the Company intends to pursue strategic alternatives, which may include the acquisition of one or more businesses or technologies, and may from time to time evaluate one or more potential candidates, the Company does not have any immediate plans, commitments or understanding with respect to any financings or acquisitions at this time.

As indicated above, the additional shares of Common Stock authorized by the Amendment would allow the Company to increase its capital to effect stock splits, stock dividends, sales of our Common Stock, employee stock incentive plans, other stock ownership plans, acquisitions and to engage in other types of capital raises or strategic transactions.  The subsequent issuance of additional Common Stock would result in dilution of net income per share and book value per share and the dilution of voting rights of each share of Common Stock.

Once authorized, additional shares of Common Stock may be issued with approval of the Board of Directors at such time or times, to such persons and for such consideration as the Board deems appropriate, without further stockholder action, unless stockholder approval is required by law or the company’s Certificate of Incorporation or By-laws. The Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company. Although such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company, approval of this proposal is not being sought for that purpose. Holders of Common stock have no preemptive rights.

Except for shares reserved for issuance under our existing equity compensation plans, the Board of Directors has no current plans to issue additional shares of Common Stock.  However, the Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares without delay for any proper business purpose outweighs any possible disadvantages of dilution in our Common Stock.

If the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock is approved by the stockholders at the Special Meeting and the Board elects to proceed with the Amendment, the Amendment will become effective when the filing of a certificate of amendment to the Company’s Certificate of Incorporation is accepted and recorded by the Secretary of State of the State of Delaware, although the exact time of the filing will be determined by the Board based on its determination that such action will be in the best interests of the Company and its stockholders.  The changes to the Company’s Certificate of Incorporation that would be enacted if the Amendment is adopted are set forth in Appendix A to this proxy statement; provided, however, that such text is subject to audit to include such changes it may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Amendment.

Approval of the Amendment to increase the number of authorized shares of the Company’s Common Stock to 500,000,000 shares requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon.  If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting, such shares are considered present at the Special Meeting for purposes of the Amendment, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

4

THE BOARD OF DIRECTORS BELIEVES THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock, based on information provided by the persons below in publicly available filings, as of the record date:

•	each of the directors and executive officers;

•	all directors and executive officers of ours as a group; and

•	each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

Unless otherwise indicated, the address of each officer and director is in care of Applied Energetics, 3590 East Columbia Street, Tucson, Arizona 85714. Unless otherwise indicated, the Company believes that all persons in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own.

For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person has the right to acquire such securities within 60 days of the Record Date upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options and warrants which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 91,670,192 shares outstanding on the Record Date. Restricted stock units which were granted February 28, 2011, do not begin vesting until the third business day following the dates on which we file our Annual Report on Form 10-K for the years ending December 31, 2011, 2012 and 2013 with the Securities and Exchange Commission. Therefore, they are not included in the table below.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned (1)
Superius Securities Group Inc. Profit Sharing Plan	8,535,997	(2)	9.3%
Joseph C. Hayden	5,604,468		6.1%
James M. Feigley	528,697	(3)	*
Eric F. Lau	335,084	(4)	*
Humberto A. Astorga	251,183	(5)	*
James K. Harlan	119,365	(6)	*
Mark J. Lister	125,000	(7)	*
John F. Levy	87,500	(8)	*
George P. Farley	0	(9)	0
All directors and executive officers as a group (8 persons)	7,057,497		7.6%

* Less than 1%

5

(1)	Computed based upon the total number of shares of common stock, restricted shares of common stock and shares of common stock underlying options held by that person that are exercisable within 60 days of the Record Date.
(2)	Based on information contained in a report on Schedule 13G filed with the SEC on October 29, 2009. The address of Superius Securities Group Inc. Profit Sharing Plan is 94 Grand Ave., Englewood, NJ 07631.
(3)	Represents 103,697 shares of common stock and 425,000 options exercisable within 60 days of record date.
(4)	Represents 35,084 shares of common stock and 300,000 options exercisable within 60 days record date.
(5)	Represents 34,516 shares of common stock and 216,667 options exercisable within 60 days record date.
(6)	Represents 64,365 shares of common stock and 55,000 options exercisable within 60 days of record date.
(7)	Represents 75,000 shares of common stock and 50,000 options exercisable within 60 days of record date.
(8)	Represents 37,500 shares of common stock and 50,000 options exercisable within 60 days of record date.
(9)	Mr. Farley denies beneficial ownership of the common shares and common shares issuable upon exercise of options he transferred to various LLCs.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by calling the toll free number or over the Internet or by marking, signing, dating and returning your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 13, 2012
JAMES M. FEIGLEY
Chairman of the Board of Directors

6

APPENDIX A

Proposed Amendment to Certificate of Incorporation to Increase Authorized Shares of Common Stock (Proposal 1)

Article Fourth will be amended and restated by deleting the first sentence of Article Fourth and replacing it with the following:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is Five Hundred Two Million (502,000,000), consisting of Five Hundred Million (500,000,000) shares of Common Stock, par value $.001 per share (“Common Stock”), and Two Million (2,000,000) shares of Preferred Stock, par value $.001 per shares (“Preferred Stock”).

Ú  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ú

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE.

IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

Please mark, sign and return this proxy card promptly using the enclosed envelope.

The undersigned hereby appoints General James M. Feigley and Humberto Astorga, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of Applied Energetics, Inc. on Tuesday, April 10, 2012, the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

(continued and to be marked, dated and signed on reverse side)

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 10, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes like this	☒

1.	PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 TO 500,000,000	.

☐ For ☐ Against ☐ Abstain
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

SIGNATURE	SIGNATURE IF HELD JOINTLY	DATE	, 2012

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.